                                                                       EXHIBIT 2

                           SHARE EXCHANGE AGREEMENT
                           ------------------------

          SHARE EXCHANGE AGREEMENT, dated as of June 20, 2001 by and among Environmental Power Corporation, a Delaware corporation ("EPC"), Microgy Cogeneration Systems, Inc., a Colorado corporation ("Microgy") and the Principal Microgy Shareholders (as defined below).

          WHEREAS, the Principal Microgy Shareholders own 14,900,621 shares of the capital stock, par value $0.001 per share (the "Microgy Exchange Shares") of Microgy;

          WHEREAS, the Microgy Exchange Shares constitute not less than 80% of the issued and outstanding capital stock of Microgy and not less than approximately 74% of the Microgy capital stock on a Fully-Diluted Basis.

          WHEREAS, Microgy and EPC desire to effect the exchange of approximately 5,168,273 EPC Common Shares (as defined below) and approximately 185,107 Series B Preferred Shares (as defined below) of EPC for the Microgy Exchange Shares and the exchange of all of the Microgy Derivative Securities they own for EPC Derivative Securities, upon the terms and subject to the conditions set forth in this Agreement (the "Initial Share Exchange");

          WHEREAS, as provided in Section 9.7 below, EPC will thereafter separately offer to exchange (the "Additional Share Exchange" and, together with the Initial Share Exchange, the "Exchanges") with the other security holders of Microgy (the "Additional Microgy Shareholders" and, together with the Principal Microgy Shareholders, the "Microgy Shareholders") EPC Common Shares and Series B Preferred Shares for the Equity Interests of Microgy held by the Additional Microgy Shareholders constituting the remaining issued and outstanding capital stock of Microgy on a Fully-Diluted Basis;

          WHEREAS, it is contemplated that Microgy will become a subsidiary of EPC; and

          WHEREAS, the Microgy Shareholders will benefit from the transactions contemplated under this Agreement; and

          WHEREAS, the parties to this Agreement intend and desire that the Initial Share Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, EPC believes that the Initial Share Exchange would constitute a tax-free reorganization within the meaning of Section 368(a)(1) of the Code provided all of the requirements set forth in Exhibit A to this Agreement are satisfied; and

          WHEREAS, none of the parties to this Agreement have either requested or obtained, nor will they request, a private letter ruling from the Internal Revenue Service or any opinion of counsel to the effect that the Initial Share Exchange will constitute a tax-free reorganization within the meaning of Section 368(a)(1) of the Code; and

          WHEREAS, the Principal Microgy Shareholders recognize and acknowledge that, in light of the foregoing, there can be no assurance from EPC or Microgy, nor is any assurance intended, that the Initial Share Exchange will constitute a tax-free reorganization under Section 368(a)(1) of the Code and that they must consult with and rely upon their own advisors for advice regarding the tax consequences of the Initial Share Exchange.

          NOW, THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1  Defined Terms. As used in this Agreement, the terms below shall
               -------------
have the following meanings:

          "Adverse Effect" with respect to any Person shall mean a materially
           --------------
adverse effect on any of the Share Exchange or the business, capital stock, assets, liabilities, working capital, earnings, condition (financial or otherwise), operating results, prospects or employee, client, customer or supplier relations of such Person, or the ability of such Person to perform its obligations under the Transaction Documents or to conduct its business as presently conducted or as proposed to be conducted.

          "Affiliate" as applied to any Person, means any other Person directly
           ---------
or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (b) ownership, directly or indirectly, of 10% or more of the Equity Interests of such Person.

          "Agreement" shall mean this Share Exchange Agreement by and among EPC,
           ---------
Microgy and the Principal Microgy Shareholders, as such agreement may be amended from time to time.

          "Certificate of Designations" shall mean a certificate of designation,
           ---------------------------
in the form of Exhibit B hereto, designating Series B Preferred Stock of EPC, which preferred stock shall automatically convert into common stock at such time as EPC's authorized common stock is increased and shall generally vote with the common stock as a class based upon the number of shares of common stock the Series B Preferred Stock is convertible into.

          "Closing Date" shall mean the close of business on July 12, 2001 (or
           ------------
such later date on or before July 23, 2001 as EPC may select to the extent it deems necessary to continue its due diligence inquiry contemplated by Section 8.6 below), or such other date as may be mutually agreed upon in writing by EPC, Microgy and the Principal Microgy Shareholders.

          "Contracts" shall mean any and all of the agreements, contracts or
           ---------
commitments of Microgy described in the Microgy Disclosure Schedules.

          "Employee Plan" means any pension, profit sharing, stock option, stock
           -------------
appreciation, employee stock purchase, bonus, benefit or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement including, without limitation, any arrangement, policy, plan or program relating to retirement, disability, insurance, (including any self-insured arrangement), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement.

          "Encumbrance" shall mean any claim, mortgage, deed of trust,
           -----------
restrictive covenant, reservation, lien, pledge, option, charge, easement, security interest, right-of-way or other encumbrance of any kind or other rights of third parties (including, without limitation, preemptive rights), whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee or lessor or lessee under any conditional sales agreement, capital lease or other title retention agreement.

          "EPC Common Shares" shall mean the issued and outstanding shares of
           -----------------
common stock of EPC, par value $.01 per share.

          "EPC Consenting Party" shall mean any Person whose consent or waiver
           --------------------
is or may be required in connection with the consummation by EPC of any of the transactions contemplated by the Transaction Documents.

          "EPC Exchange Shares" shall mean the approximately 5,168,273 EPC
           -------------------
Common Shares and the approximately 185,107 Series B Preferred Shares to be issued by EPC to the Principal Microgy Stockholders, in accordance with Section
2. 2 hereof.

          "EPC Financial Statements" shall mean, collectively, the audited
           ------------------------
balance sheet of EPC and its subsidiaries as of December 31, 2000, and the unaudited balance sheet of EPC and its subsidiaries as of March 31, 2001, together with the notes thereon (the "EPC Balance Sheets"), and the related audited statements of income and statements of stockholders' equity, retained earnings and changes in financial position or cash flows for EPC for the twelve-month period ended December 31, 2000, and the unaudited three-month period ended March 31, 2001, together with the notes thereon, as set forth in the Reports.

          "Equity Interests" shall mean the capital stock or other equity
           ----------------
interests (including the Microgy Exchange Shares) or options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements, commitments to issue or other rights of any kind to acquire, capital stock or other equity interests of any Person.

          "Exchange Ratio" shall mean .3468495 EPC Common Shares and .0124228
           --------------
Series B Preferred Shares for each share of Microgy Common Stock. The number of EPC Common Shares issuable to each Microgy Shareholder shall be rounded to the nearest whole share and the number of Series B Preferred shares issuable to each Microgy Shareholder shall be rounded to the nearest one tenth (1/10) of a share.

          "Fully-Diluted Basis" shall mean as to any Person, as if all
           -------------------
outstanding securities of such Person which are exchangeable or exercisable for, or convertible into, Equity Interests of such Person had been exchanged, exercised or converted, immediately prior to the time the determination is being made.

          "Indebtedness" shall mean, with respect to any Person, (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise and any commitment by which such Person insures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person insures a creditor against loss, and (d) any unsatisfied obligation of such Person to any Employee Plan.

          "Indemnifying Principal Microgy Shareholders" shall mean George A.
           -------------------------------------------
Kast and Benjamin J. Brant.

          "Investment" shall mean, with respect to any Person, (a) any direct or
           ----------
indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person.

          "Legal Requirement" shall mean any action, law, statute, treaty, rule,
           -----------------
regulation, order, ordinance, judgment, injunction, decree, award, determination or direction of an arbitrator, court or government entity, including without limitation, any zoning, environmental or safety requirement or standards or any requirements arising thereunder.

          "Microgy Consenting Party" shall mean any Person whose consent or
           ------------------------
waiver is or may be required (i) under any Contract in connection with the Transaction Documents or (ii) in connection with the consummation by Microgy, a Microgy Subsidiary or a Principal Microgy Shareholder of any of the transactions contemplated thereby.

          "Microgy Common Stock" shall mean the common stock, par value $0.001
           --------------------
per share, of Microgy.

          "Microgy Derivative Security" shall mean any outstanding security of
           ---------------------------
Microgy which is exercisable for, or convertible into, Microgy Common Stock.

          "Microgy Disclosure Schedules" shall mean the schedules to this
           ----------------------------
Agreement, which set forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by
Article 4 hereof and other provisions of this Agreement and which are hereby made a part of this Agreement and incorporated herein by reference.

          "Microgy Financial Statements" shall mean, collectively, the audited
           ----------------------------
balance sheet of Microgy and its affiliates as of June 30, 2000, and the unaudited balance sheet of Microgy and its affiliates as of March 31, 2001, together with the notes thereon as prepared by Microgy (the "Microgy Balance Sheets") and the related statements of income and cash flow, statements of stockholders' equity, retained earnings and changes in financial position or cash flows for Microgy for the twelve-month period ended June 30, 2000, and the nine-month period ended March 31, 2001, together with the notes thereon, each as previously delivered to EPC and attached hereto as Schedule 1.1.
                                                   ------------

          "Microgy Intellectual Property" shall mean any and all of the
           -----------------------------
following owned by, licensed to or otherwise usable by Microgy or any Microgy
Subsidiary: U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names; all categories of trade secrets as defined in the Uniform Trade Secret Act, including business information; know-how; U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity, all U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights; other intellectual property rights; all licenses and agreements pursuant to which Microgy or any Microgy Subsidiary has acquired rights in or to any of the foregoing including, but not limited to, those listed on Schedules 4.08 and 4.15; and all registrations and applications
                --------------     ----
to register any of the foregoing.

          "Microgy Subsidiary" shall mean any entity more than 50% of the Equity
           ------------------
Interests (by voting power and/or economic interest) in which is owned directly or indirectly by Microgy.

          "Permits" shall mean any and all of the licenses, permits and other
           -------
regulatory or governmental authorizations, accreditations, approvals, waivers, consents, declarations or filings necessary or required to conduct the business of Microgy as presently conducted or as proposed to be conducted or to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

          "Person" shall mean an individual, partnership, sole proprietorship,
           ------
corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, governmental or regulatory authority or any other entity or organization of any kind whatsoever.

          "Principal Microgy Shareholders" shall mean George A. Kast, Benjamin
           ------------------------------
J. Brant, Daniel J. Eastman, Steven J. Brunner, John P. O'Shea, Henry S. Krauss, Frances Luskind and Henry Krauss as Trustees of the Trust u/w/o Jessie Daniels F/B/O Frances Luskind, Smithson Ventures Inc. Money Purchase Pension Plan DLJSC
- Custodian FBO Deborah Salerno Trustee, Amro International, S.A. and Frank Kramer.

          "Reports" shall mean the Form 10-K for the year ended December 31,
           -------
2000, the Form 10-Q for the quarter ended March 31, 2001, the Forms 8-K dated April 23, 2001 and May 9, 2001, and the definitive Proxy Statement for the Annual Meeting of Shareholders to be held on June 26, 2001, filed by EPC with the U.S. Securities and Exchange Commission.

          "Representative" shall mean, with respect to any Person, any officer,
           --------------
director, partner, shareholder, principal, attorney, accountant, consultant, financial advisor, agent, employee or other representative of such Person.

          "Series B Preferred Shares" shall mean 250,000 shares of Series B
           -------------------------
Convertible Preferred Stock of EPC, of which 185,107 constitute EPC Exchange Shares and 64,893 are to be made available for issuance upon exercise of EPC Derivative Securities and/or the Additional Exchange, to be designated pursuant to the Certificate of Designations.

          "Securities Act" shall mean the United States Securities Act of 1933,
           --------------
as amended.

          "Tax" shall mean any domestic or foreign income, gross receipts,
           ---
license, payroll, employment, excise, severance, stamp, occupational, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, unemployment, disability, real property, personal property, sales, use, Transfer Tax, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, whether arising out of the actions contemplated by the Transaction Documents or otherwise.

          "Transaction Documents" shall mean this Agreement, the Registration
           ---------------------
Rights Agreement, the Stockholder's Agreement and all exhibits, statements, schedules, instruments, certificates and other documents and agreements to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

          "Transfer Taxes" shall mean any and all sales, use, transfer, real
           --------------
property transfer, recording, gains, stock transfer and other similar Taxes and fees, including without limitation any interest, penalty or addition thereto, whether disputed or not.

          "U.S. GAAP" shall mean generally accepted accounting principles in the
           ---------
United States of America.

          1.2  Other Defined Terms. The following terms shall have the meanings
               -------------------
assigned to such terms in the corresponding Sections of this Agreement set forth below:

              Term                                      Section
              ----                                      -------

              Actions                                      4.10
              Additional Microgy Shareholders          Preamble
              Additional Share Exchange                Preamble
              Basket Amount                             10.2(d)
              Code                                     Preamble
              Closing                                       3.1
              Damages                                   10.2(a)

              Term                                      Section
              ----                                      -------
              EPC                                      Preamble
              EPC Derivative Securities                     2.3
              EPC Indemnitees                           10.2(a)
              Exchanges                                Preamble
              Indemnification Claim Notice              10.3(a)
              Indemnified Party                         10.3(a)
              Initial Share Exchange                   Preamble
              Indemnifying Party                        10.3(a)
              Microgy                                  Preamble
              Microgy Exchange Shares                  Preamble
              Microgy Indemnitees                       10.2(c)
              Microgy Shareholders                     Preamble
              Proceeding                                10.3(a)
              Registration Rights Agreement              3.2(e)
              Stockholder's Agreement                    3.2(d)

                                   ARTICLE 2

                               EXCHANGE OF SHARES
                               ------------------

          2.1  Principal Microgy Shareholders' Exchange of Shares. Upon the
               --------------------------------------------------
terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, the Principal Microgy Shareholders hereby agree to convey, transfer, assign and deliver to EPC, and EPC hereby agrees to acquire from the Principal Microgy Shareholders, on the Closing Date, all of the rights, title and interest of the Principal Microgy Shareholders in and to the Microgy Exchange Shares. The number of Microgy Exchange Shares to be delivered by each Principal Microgy Shareholder is set forth opposite such Principal Microgy Shareholder's name on Schedule 2.1
                                                                   ------------
hereto


          2.2  EPC Exchange of Shares. Upon the terms and subject to the
               ----------------------
conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, EPC hereby agrees to issue the EPC Exchange Shares to the Principal Microgy Shareholders on the Closing Date and the Principal Microgy Shareholders hereby agree to so acquire the EPC Exchange Shares from EPC. The EPC Exchange Shares shall be delivered to the Principal Microgy Shareholders on a pro rata basis as set forth on Schedule
                                                                       --------
2.1.
---

          2.3  Exchange of Microgy Derivative Securities. In the event any
               -----------------------------------------
Principal Microgy Shareholder owns any Microgy Derivative Securities, at the Closing each such Principal Microgy Shareholder shall exchange such Person's Microgy Derivative Securities for substantially identical securities of EPC, adjusted however so that the number of EPC Common Shares and Series B Preferred Shares covered thereby is such number as such Person would have received in the Initial Share Exchange had such Microgy Derivative Securities been converted or exercised, as the case may be, into Microgy Common Stock immediately prior to the Closing hereunder, at the same aggregate exercise or conversion price set forth in such Microgy

Derivative Security, that is, in the Exchange Ratio, based upon the number of shares of Microgy Common Stock into which the Microgy Derivative Securities are convertible or exchangeable ("EPC Derivative Securities") . The transaction described in Sections 2.1, 2.2 and 2.3 constitute the Initial Share Exchange.

          2.4  Adjustments. (a) In the event EPC issues any Financing Securities
               -----------
(as defined below), the EPC securities issued or issuable in the Exchanges shall be adjusted as set forth in this Section 2.4. To the extent EPC utilizes funds generated from its consolidated operations (i.e. not generated from external financing sources) to fund Microgy Operations Financing (as defined below), there will be no adjustment under this Section 2.4. The Exchange Ratio used in the Exchanges has been calculated so that, assuming all Microgy Shareholders exchange all their Equity Securities in Microgy for EPC Equity Securities in the Exchanges, the Microgy Shareholders would own 45% of the EPC Common Shares on a Fully Diluted Basis and EPC's security holders (other than the Microgy Shareholders) would own 55% of the EPC Common Shares on a Fully-Diluted Basis. Promptly upon issuing Financing Securities, EPC shall calculate what the Exchange Ratio used for the Exchanges would have been (the "Adjusted Exchange Ratio") so as to result in a Fully-Diluted Basis ownership ratio of 45:55 as described above if the Financing Securities had been issued prior to the date of this Agreement. EPC will then issue to the Principal Microgy Shareholders and the Microgy Shareholders who participate in the Exchanges such additional EPC securities as they would have received had the Adjusted Exchange Ratio been used. Similarly, the EPC securities issuable upon the exercise of EPC Derivative Securities issued in the Exchanges shall be adjusted based upon the Adjusted Exchange Ratio.

     (b) Notwithstanding the foregoing, if the Series B Preferred Shares are converted prior to the adjustments provided in this Section 2.4, the adjustments under this Section 2.4 shall be made entirely in EPC Common Stock, based on the number of shares of Common Stock each Series B Preferred Share was converted into. Furthermore, if the Series B Shares have not yet been converted, the adjustments under this Section 2.4 shall be made entirely in Series B Preferred Shares (or an equivalent series of Preferred Stock to the extent no Series B Preferred Shares are available for issuance), based on the number of shares of Common Stock each Series B Preferred Share is convertible into. All calculations by EPC under this Section 2.4 shall be binding, absent manifest error.

     (c) "Financing Securities" shall mean Equity Interests issued by EPC in connection with generating up to $2 million in financing to have said moneys available to use by EPC to fund, at its discretion (through loans, advances, equity infusions or otherwise as EPC determines), the business of Microgy and its projects and subsidiaries ("Microgy Operations Financing"). Only Equity Interests allocable to the first $2 million of funds generated by EPC to have available for Microgy Operations Financing shall be considered Financing Securities, so that if, for example, EPC used $500,000 in funds generated from its consolidated operations (i.e. not generated from external financing sources) for Microgy Operations Financing and raised an additional $3 million in a financing in which 300,000 warrants were issued to the lender, and $1.5 million (or 50%) of such financing proceeds were available for Microgy Operations Financing, a pro rata portion of the warrants issued to the lender, based on the portion of the financing proceeds used by EPC to provide the remainder of the $2 million in availability for Microgy Operations Financing (i.e. 150,000 warrants, or 50% of the 300,000 warrants) would be deemed Financing Securities and result in an adjustment under this Section 2.4. Only the original available Microgy Operations Financing shall result in an adjustment hereunder and not any replacement financing or refinancing.

                                   ARTICLE 3

                                    CLOSING
                                    -------


          3.1  Closing. The closing of the transactions contemplated herein (the
               -------
"Closing") shall be held at such time on the Closing Date and at such offices as the parties agree.

          3.2  Deliveries. To effect the transfers referred to in Sections 2.1
               ----------
and 2.2 hereof, the following deliveries shall be made on the Closing Date:

          (a) Each Principal Microgy Shareholder shall deliver to EPC the number of Microgy Exchange Shares and Microgy Derivative Securities set forth opposite its name on Schedule 2.1 (together with properly executed stock powers), free and clear of any and all Encumbrances, and Microgy shall complete the registration of such transfer to EPC in the shareholder register of Microgy.

          (b) Microgy and/or the Principal Microgy Shareholders, as the case may be, shall deliver to EPC all documents, agreements and certificates required to be delivered by them pursuant to this Agreement.

          (c) EPC shall issue and deliver to the Principal Microgy Shareholders certificates evidencing the EPC Exchange Shares and the EPC Derivative Securities to be issued by EPC in the respective amounts set forth on
     Schedule 2.1.

          (d) EPC, the Principal Microgy Shareholders, Joseph E. Cresci and Donald A. Livingston shall enter into and deliver at Closing a Stockholder's Agreement, substantially in the form attached hereto as Exhibit C (the "Stockholder's Agreement").

          (e) EPC and the Principal Microgy Shareholders shall enter into and deliver at Closing a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

          (f) Each party shall deliver all other documents, agreements and certificates required to be delivered by it pursuant to this Agreement.

          All instruments and documents to be executed by or on behalf of Microgy or the Principal Microgy Shareholders and delivered to EPC pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to EPC All instruments and documents to be executed by or on behalf of EPC and delivered to Microgy or the Principal Microgy Shareholders pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Microgy.

                                  ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF MICROGY
                   -----------------------------------------
              AND THE INDEMNIFYING PRINCIPAL MICROGY SHAREHOLDERS
              ---------------------------------------------------


          Each of Microgy and the Indemnifying Principal Microgy Shareholders hereby jointly and severally represents and warrants to EPC as follows:

          4.1  Authority; Ownership of Stock; No Conflict or Violation. Microgy
               -------------------------------------------------------
has all necessary power and authority to enter into, deliver and carry out its obligations under the Transaction Documents. Microgy has taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the transactions contemplated by the Transaction Documents and to perform its obligations thereunder. This Agreement has been, and upon their execution and delivery each other Transaction Document to which Microgy is a party will be, duly executed and delivered by or on behalf of Microgy. This Agreement is, and upon their execution and delivery, each other Transaction Document to which Microgy is a party will be the legal, valid and binding obligation of Microgy, enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity. The Principal Microgy Shareholders own of record and, to the knowledge of Microgy and the Principal Microgy Shareholders, beneficially all of the Microgy Exchange Shares, free and clear of all Encumbrances. The Principal Microgy Shareholders own of record and beneficially (free and clear of all encumbrances) that number of Microgy Exchange Shares set forth opposite their names on Schedule 2.1. The Microgy Exchange Shares
                              ------------
represent approximately 82.1% of the shares of Microgy capital stock actually issued and outstanding (approximately 74.0% on a Fully-Diluted Basis). There are no Equity Interests of Microgy other than the Microgy Exchange Shares and the other securities listed on Schedule 4.1. Neither the execution and delivery of
                           ------------
the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the violation by Microgy, any Microgy Subsidiary or any Principal Microgy Shareholder of any Legal Requirement.

          4.2  No Brokers; No Agreements to Sell. Neither Microgy nor any of its
               ---------------------------------
Representatives or Affiliates has any written or oral agreement, arrangement or understanding with any Person which could result in the obligation of EPC or Microgy to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by the Transaction Documents. Except in connection with this Agreement and the transactions contemplated hereby, neither Microgy nor any Microgy Subsidiary has any obligation, absolute or contingent, to any other Person to sell any shares of capital stock or other Equity Interest of Microgy or any Microgy Subsidiary or to enter into any agreement with respect thereto.

          4.3  Organization of Microgy; Authorization; No Conflict or Violation.
               ----------------------------------------------------------------
Microgy is duly incorporated, validly existing and in good standing under the laws of the State of Colorado. All actions necessary to authorize Microgy to enter into, deliver and carry out its obligations under this Agreement have been taken. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby will result in a violation of or a conflict with any Legal Requirement or the certificate of incorporation, by-laws or other organizational documents of Microgy.

      4.4  Subsidiaries; Power and Authority. Each Microgy Subsidiary is duly
           ---------------------------------
organized, validly existing and in good standing under the laws of jurisdiction of its incorporation. Microgy and each Microgy Subsidiary have full power and authority (corporate and otherwise) to own their assets and properties and to conduct its business as being conducted. Microgy and each subsidiary is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to be so qualified or licensed. Microgy and each Microgy Subsidiary have obtained all Permits necessary or required under any applicable Legal Requirement as a result of the conduct of their business or the ownership of their assets or properties. The minute books, registers and other corporate (or limited liability company) books and records of Microgy and each Microgy Subsidiary are each correct, current, and complete in all material respects, nothing has been removed from such books and records, and the signatures appearing on all documents contained therein are the true signatures of the Persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with all applicable Legal Requirements. Except as disclosed on Schedule 4.4
                                                               ------------
hereto, Microgy does not own directly or indirectly any Equity Interests of, nor is it in any manner affiliated (whether through an Investment or other participation of any kind) with any Person.

      4.5  Capitalization of Microgy. The authorized capital of Microgy consists
           --------------------------
solely of 75 million common shares, par value $.001, of which 18,149,273 are issued and outstanding, and 25 million shares of preferred stock $.001 par value, none of which are issued and outstanding. Microgy owns all of the outstanding capital stock of each Microgy Subsidiary free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of Microgy and each Microgy Subsidiary have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights and have been offered, sold and delivered in compliance with applicable securities laws. All of the Microgy Derivative Securities have been duly authorized and are validly issued free of preemptive rights, the Microgy Common Stock to be issued on the exercise or conversion thereof in accordance with the terms thereof will be fully paid and non-assessable and the Microgy Derivative Securities have been offered, sold and delivered in compliance with applicable securities laws. Other than as set forth on Schedule 4.5 hereto, there are no subscriptions, options,
                     ------------
warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for shares of capital stock or other Equity Interests of Microgy or any Microgy Subsidiary. Microgy does not directly or indirectly own Equity Interests in any Person other than the Microgy Subsidiaries.

      4.6  Absence of Certain Changes or Events. Since March 31, 2001, except as
           ------------------------------------
set forth on Schedule 4.6 or as otherwise expressly permitted pursuant to this
             ------------
Agreement, there has not been any:

      (a) any change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects (excluding financial projections and forward-looking statements delivered to EPC by Microgy) or operating results of Microgy or any Microgy Subsidiary which results in an Adverse Effect;

          (b) declaration, setting aside or payment by Microgy of dividends or distributions in respect of any Microgy capital stock or other Equity Interests of Microgy or any redemption, purchase or other acquisition of any such Microgy capital stock or other Equity Interests;

          (c) loan or advance of any funds or any of the assets or other property of Microgy or any Microgy Subsidiary to, or guarantee by Microgy or any Microgy Subsidiary for the benefit of, or any Investment by Microgy or any Microgy Subsidiary of any funds or other property in, any other Person;

          (d) borrowing of money by Microgy or any Microgy Subsidiary or the repayment by Microgy or any Microgy Subsidiary of funds borrowed from any Microgy Shareholder or Affiliate of a Microgy Shareholder;

          (e) mortgage, pledge, lien or other Encumbrance of any of the assets of Microgy or any Microgy Subsidiary;

          (f) disclosure of confidential information to any Person, other than to authorized representatives of EPC or pursuant to confidentiality agreements signed by the recipient and entered into by Microgy in the ordinary course of business, consistent with past practices and which are in full force and effect on the date hereof;

          (g) action by Microgy or any Microgy Subsidiary other than in the ordinary course of business and in accordance with past custom and practice;

          (h) grant of bonuses, salary or benefits increases, severance or termination pay to any officer, employee or consultant of Microgy or any Microgy Subsidiary;

          (i) any commitment for any capital expenditures or charitable contributions by Microgy or any Microgy Subsidiary in excess of US$10,000 in the aggregate;

          (j) other event or condition of any character which, in any one case or in the aggregate, has resulted in an Adverse Effect with respect to Microgy or any Microgy Subsidiary or any event or condition which could, in any one case or in the aggregate, result in an Adverse Effect for Microgy or any Microgy Subsidiary; or

          (k) agreement by Microgy or any Microgy Subsidiary to do any of the foregoing, as applicable.

          4.7  Tangible Assets. Except as set forth on Schedule 4.7, neither
               ---------------                         ------------
Microgy nor any Microgy Subsidiary owns any real estate, fixtures, furniture, equipment or other tangible assets. Microgy owns good and marketable title to each of the tangible properties and tangible assets reflected on the March 31, 2001 Microgy Balance Sheet or acquired since the date thereof, free and clear of all Encumbrances, except for (i) liens set forth on Schedule 4.7, (ii) personal
                                                    ------------
property subject to lease, all of which leases are identified on Schedule 4.7,
                                                                 ------------
and (iii) assets disposed of since March 31, 2001 in the ordinary course of business. Microgy owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business as currently conducted.

          4.8   Contracts and Commitments. Except as set forth on Schedule 4.8,
                -------------------------                         ------------
neither Microgy nor any Microgy Subsidiary is a party to or bound by any written or oral agreement or commitment of any kind which has a value of $10,000 or greater in any fiscal year or which involves non-competition or confidentiality obligations. Microgy and the Microgy Subsidiaries have performed in all material respects all obligations required to be performed by them in connection with the contracts described on Schedule 4.8 and are not in receipt of any claim of
                       ------------
default under any such contract. Microgy and the Indemnifying Principal Microgy Shareholders have no knowledge of any breach or anticipated breach by Microgy, any Microgy Subsidiary or any other party to any such contract. Prior to the date of this Agreement, EPC has been supplied with a true and complete copy of each written contract, and a written description of each oral contract, described on Schedule 4.8, together with all amendments, waivers or other
             ------------
changes thereto.

          4.9   Microgy Financial Statements. The Microgy Financial Statements
                ----------------------------
have heretofore been delivered to EPC. The Microgy Financial Statements are complete in all material respects, have been prepared in accordance with U.S. GAAP consistently applied and in accordance with the books and records of Microgy and the Microgy Subsidiaries, accurately reflect the assets, liabilities and financial condition and results of operations of Microgy and the Microgy Subsidiaries and contain and reflect all necessary adjustments for a fair representation of the Microgy Financial Statements as of the dates and for the periods covered thereby. The financial statements and financial and other information concerning Microgy necessary to be included in a Form 8-K filed by EPC following the Closing or in disclosure documents to be delivered in the Additional Share Exchange will be readily available on a timely basis without undue effort or expense.

          4.10  Litigation. Except as set forth on Schedule 4.10, there is no
                ----------
action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or inquiry (collectively, "Actions") pending or, to the best knowledge of Microgy or the Principal Microgy Shareholders, threatened or anticipated against (i) Microgy,
(ii) any Microgy Subsidiary or (iii) any of the transactions contemplated by the Transaction Documents. Neither Microgy nor any Microgy Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Microgy or any Microgy Subsidiary.

          4.11  Liabilities.  Except as set forth on Schedule 4.11, neither
                -----------
Microgy nor any Microgy Subsidiary has any liabilities or obligations (absolute, accrued, contingent or otherwise), except liabilities which are reflected and adequately reserved against on the March 31, 2001 Microgy Balance Sheet.

          4.12  Compliance with Law. Microgy and the Microgy Subsidiaries have
                -------------------
complied in all respects with all applicable Legal Requirements, neither Microgy nor any Microgy Subsidiary has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such applicable Legal Requirements, and has no reason to anticipate that any presently existing circumstances are likely to result in violations of any applicable Legal Requirements. The items described on Schedule 4.12 constitute all of the
                                     -------------
consents, filings, notices, Permits, and the like with any governmental or regulatory entity which are required to be given, obtained or made by Microgy or any Microgy Subsidiary to permit the consummation of the transaction contemplated by the Transaction Documents. Neither Microgy nor any Microgy Subsidiary is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to it after the Closing. Microgy and the Microgy Subsidiaries have not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Microgy or the Microgy Subsidiaries in connection with any actual or proposed transaction.

          4.13  Tax Matters. (a) Microgy and each Microgy Subsidiary have: (i)
                -----------
timely filed (or has had timely filed on their behalf) all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by them in respect of any Taxes due or payable on or prior to the date hereof or required to be filed or sent by them by any taxing authority having jurisdiction on or prior to the date hereof, which Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; (ii) timely and properly paid (or have had paid on their behalf or adequate reserves exist on the March 31, 2001 Microgy Balance Sheet with respect to) all Taxes payable with respect to such Returns and/or the periods to which such Returns pertain, other than such Taxes as are being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. GAAP; (iii) complied, in all material respects, with all applicable laws, rules and regulations relating to the withholding of Taxes and the payment thereof, and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) There are no liens for Taxes upon any of the assets of Microgy or any Microgy Subsidiary, except liens for Taxes not yet due.

          (c) Neither Microgy nor any Microgy Subsidiary has been delinquent in the payment of any Tax. No deficiency for any Taxes has been proposed, asserted or assessed against Microgy or any Microgy Subsidiary that has not been resolved and paid in full. No waiver, extension or comparable consent given by Microgy or any Microgy Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Microgy or any Microgy Subsidiary by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the knowledge of the Microgy Shareholders, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. There is no reasonable basis for the assessment of any additional Taxes of Microgy or any Microgy Subsidiary, and there are no unresolved questions or disputes nor is there any reasonable basis for any questions, claims, or disputes concerning the liability for Taxes of Microgy or any Microgy Subsidiary which would exceed the reserves established on the March 31, 2001 Microgy Balance Sheet.

          (d) Neither Microgy nor any Microgy Subsidiary has requested any extension of time within which to file any Return, which Return has not since been filed.

          (e) Microgy and the Microgy Subsidiaries have no liabilities for unpaid Taxes which have not been accrued or reserved against in the Microgy Financial Statements, whether asserted or unasserted, contingent or otherwise, and they have not incurred any liability for Taxes since March 31, 2001 other than in the ordinary course of business consistent with past practice.

          (f) Microgy has provided to EPC copies of all Tax Returns for all periods.

          (g) Microgy is not a party to any tax sharing, indemnification or allocation agreement and does not owe any amount under any such agreement.

          (h)   Except as set forth on Schedule 4.13, Microgy and the Microgy
                                       -------------
Subsidiaries have not been required to file Tax Returns with respect to any period ending at or prior to the Closing Date.

          4.14  Title to Property. Except as set forth on the Schedule 4.14,
                -----------------                             -------------
Microgy and the Microgy Subsidiaries had good title to all of their properties and assets as set forth on March 31, 2001 Balance Sheet, free and clear of all Liens, except Liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby, and except for encumbrances which secure indebtedness reflected in the financial statements included in the Microgy Financial Statements. Schedule 4.14
                                                                   -------------
sets forth a true and correct list of all leases, subleases or other agreements under which Microgy or any Microgy Subsidiary is lessee or lessor of any material real property or has any interest in material real property and, except as set forth in Schedule 4.14, there are no rights or options held by Microgy or
                -------------
any Microgy Subsidiary, or any contractual obligations on their part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any material real property, nor any rights or options granted by Microgy or any Microgy Subsidiary, or any contractual obligations entered into by them, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any material real property. All such leases, subleases and other agreements are in full force and effect and, to the knowledge of the Microgy Shareholders, constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by Microgy or any Microgy Subsidiary, or, to the knowledge of the Microgy Shareholders, by any other party thereto, which would materially and adversely affect Microgy. The Microgy Shareholders are not aware of the existence of any threatened or actual condemnation proceedings with respect to any of the properties, except, in each case, with respect to violations the potential consequences of which do not or are not reasonably likely, individually or in the aggregate, to have an Adverse Effect.

          4.15  Intellectual Property. (a)   Microgy owns, or is licensed or
                ---------------------
otherwise possesses legally enforceable rights to use, all Microgy Intellectual Property that is used or proposed to be used in the business of Microgy and the Microgy Subsidiaries as currently conducted or proposed to be conducted.

          (b)   Schedule 4.15 lists (and identifies as owned or licensed) (i)
                -------------
all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, and registered and unregistered copyrights included in the Microgy Intellectual Property, including the jurisdictions in which each such Microgy Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Microgy or any Microgy

Subsidiary is a party and pursuant to which any third party is authorized to use any Microgy Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Microgy or any Microgy Subsidiary is a party and pursuant to which Microgy or any Microgy Subsidiary is authorized to use any third-party patents, trademarks or copyrights, including software. The execution and delivery of this Agreement by Microgy and the consummation of the transactions contemplated hereby, will neither cause Microgy to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify to any material extent such license, sublicense or agreement. Schedule 4.15
                                                              -------------
summarizes, with respect to all licensed Microgy Intellectual Property, the principal features of the license thereof (including exclusivity, territory, term, technology, licensor; royalty, etc.) Except as set forth on Schedule 4.15,
                                                                  -------------
Microgy or any Microgy Subsidiary is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances), the Microgy Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Microgy Intellectual Property is being used or contemplated to be used by Microgy or any Microgy Subsidiary.

          (c) All Microgy Intellectual Property is valid and existing and neither Microgy nor any Microgy Subsidiary has received notice of any assertion or claim (or, to the Principal Microgy Shareholders' knowledge, a reasonable basis therefor) challenging the validity or enforceability of any Microgy Intellectual Property. Neither Microgy nor any Microgy Subsidiary has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. To the Principal Microgy Shareholders' knowledge, no third party is challenging the ownership, or the validity or effectiveness of, any of the Microgy Intellectual Property. Neither Microgy nor any Microgy Subsidiary is in breach or violation of any license agreement relating to Microgy Intellectual Property, and to the Principal Microgy Shareholders' knowledge no other party is in breach or violation of, nor is any breach or violation threatened under, any license agreement relating to Microgy Intellectual Property.

          4.16  Directors and Officers; Advisory Board; Employees.
                -------------------------------------------------

          (a) The directors, officers and Advisory Board Members of Microgy and the Microgy Subsidiaries are set forth on Schedule 4.16. The compensation
                                              -------------
arrangements and terms of service for such persons are set forth on Schedule
                                                                    --------
4.16.
----

          (b)   Except as set forth on Schedule 4.16, neither Microgy nor any
                                       -------------
Microgy Subsidiary is party to any employment agreement. All employees thereof are "at will" employees. Except as set forth on Schedule 4.16: (i) to the
                                                -------------
knowledge of Microgy, no officer, manager or employee of Microgy or any Microgy Subsidiary has any plans as of the date of this Agreement to terminate his or her employment; (ii) Microgy and the Microgy Subsidiaries have complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes as well as contributions to pension plans except to the extent any non-compliance would not result in an Adverse Effect; (iii) Microgy and the Microgy Subsidiaries have no material labor relations problem pending and their labor relations are satisfactory; (iv) there are no workers' compensation claims pending against Microgy or any

Microgy Subsidiary nor is Microgy aware of any facts that would be reasonably likely to give rise to such a claim; (v) to the knowledge of Microgy, no employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would be reasonably likely to impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Microgy; (vi) no employee or former employee has any claim with respect to any Microgy Intellectual Property; and (vii) to the knowledge of Microgy, no employee or former employee has worked or is working for a direct competitor of Microgy.

          (c)   Schedule 4.16 lists as of the date set forth in the Schedule
                -------------
each employee performing functions in connection with the business of Microgy or any Microgy Subsidiary, the position, title, name, age, place of work, membership in labor unions, collective bargaining agreements, salaries, allowances and other benefits of any nature (including but not limited to medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, cafeteria plan, pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits, bonuses, incentive compensation, commission, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits, salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits, and benefits which may be increased or vested as a result of change in control of Microgy, which may be disclosed in the contracts described in such Schedule) and the disclosure is correct, true and complete in all material respects and there are no other salaries, allowances or other benefits of any nature in force with respect to any such employees. Microgy and the Microgy Subsidiaries have not within the last three years been engaged or involved in any labor dispute with any employee, any labor union, staff association or any other body representing workers, and no event has occurred which could or might reasonably be expected to give rise to any such dispute or action. Microgy and the Microgy Subsidiaries have complied with all legal obligations to inform and consult with labor unions and other representatives of workers.

          (d) EPC has received true and complete copies of all Employee Plan documents, including related trust agreements.

          (e) Microgy and the Microgy Subsidiaries have no actual or potential liability for death or medical benefits after separation from employment.

          (f) Neither Microgy or any Microgy Subsidiary nor any of their respective directors, officers, employees or other "fiduciaries," has committed any breach of fiduciary responsibility imposed by any applicable law with respect to the Employee Plans which would subject Microgy, EPC or any of their respective Affiliates, directors, officers or employees to any liability under any applicable law.

          (g) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owned by any person (including, but not limited to, any Employee Plan, any Employee Plan fiduciary, Microgy or any Microgy Subsidiary) with respect to the operations of, or any transactions with respect to, any Employee Plan. No action has been taken nor has there been any failure to take any action, nor is any action or failure to take action contemplated (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by law in connection with any

Employee Plan. No reserve for any Taxes has been established with respect to any Employee Plan nor has any advice been given to Microgy or any Microgy Subsidiary with respect to the need to establish such a reserve.

          (h) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any governmental entity, which are pending or, to the knowledge of the Principal Microgy Shareholders, anticipated or threatened, against any Employee Plan or its assets, or against any Employee Plan fiduciary or administrator, or against Microgy or any Microgy Subsidiary or their respective officers or employees with respect to any Employee Plan.

          4.17  Insurance. Schedule 4.17 lists and briefly describes each
                ---------  -------------
insurance policy maintained by Microgy and any Microgy Subsidiary and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Neither Microgy nor any Microgy Subsidiary is in default with respect to its obligations under any of the insurance policies. The Principal Microgy Shareholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          4.18  Affiliate Transactions. Except as disclosed on Schedule 4.18 and
                ----------------------                         -------------
other than pursuant to this Agreement, no director or officer of Microgy or Principal Microgy Shareholder or any member of the immediate family of any such Person, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Microgy or any Microgy Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Microgy or any Microgy Subsidiary (other than ownership of capital stock of Microgy). None of the insiders has any direct or indirect interest (other than in any publicly held corporation whose stock is trade on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) in any competitor, vendor, supplier or customer of Microgy or any Microgy Subsidiary or in any person, firm or entity from whom or to whom Microgy or any Microgy Subsidiary leases any property, or in any other person, firm or entity with whom Microgy or any Microgy Subsidiary transacts business of any nature. For purposes of this Section 4.18, the members of the immediate family of a director or officer shall consist of the spouse and children of such director or officer.

          4.19  Environmental Matters. (a) As used in this Section 4.19, the
                ---------------------
following terms shall have the following meanings:

                (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any national, federal, provincial, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject

Microgy or any Microgy Subsidiary to any imposition of costs or liability under any Environmental Law.

               (ii) "Environmental Laws" means all applicable federal, state, provincial, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses, exemptions and judgments relating to pollution, contamination or protection of the environment.

               (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

          (b) Microgy and each Microgy Subsidiary is and has always been in compliance in all material respects with all applicable Environmental laws.

          (c) Microgy and each Microgy Subsidiary have obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct their business and own or operate their assets (collectively, the "Environmental Permits"). A copy of each such Environmental Permit has been provided to EPC. Microgy and each Microgy Subsidiary have conducted and conduct their business in compliance with all terms and conditions of the Environmental Permits in all material respects. Microgy and each Microgy Subsidiary have filed all reports and notifications required to be filed by them under and pursuant to all applicable Environmental Laws, except for those reports and notifications for which the consequences of the failure to file would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect.

          (d)  Except as set forth on Schedule 4.19:
                                      -------------

               (i) during the operation of the business by Microgy and the Microgy Subsidiaries, no Hazardous Materials have been Released on, under or about any part of their assets, in a quantity in excess of the limits imposed by, or in a manner in violation of, applicable Environmental Laws; and

               (ii) to the knowledge of the Principal Microgy Shareholders none of the assets owned or used by Microgy and the Microgy Subsidiaries contain any asbestos, urea, formaldehyde, radon at levels above natural background or polychlorinated biphenyls (PCBs) in a quantity in excess of the limits imposed by, or in a manner in violation of, applicable Environmental Laws.

          (e)  Except as set forth on Schedule 4.19, neither Microgy nor any
                                      -------------
Microgy Subsidiary has received any written notice or claim alleging in any manner that it is or might be potentially responsible for any Release of Hazardous Materials or any costs arising under or violation of Environmental Laws.

          (f) No expenditure other than that currently made by Microgy in the ordinary course of business will be required in order to comply with any Environmental Laws in effect at the time of the Closing.

          (g) Microgy has disclosed and delivered to EPC all environmental reports and investigations which it has obtained or ordered.

          4.20 Bank Accounts.  Schedule 4.20 sets forth a full and complete list
               -------------   -------------
of all bank accounts and safe deposit boxes of Microgy or any Microgy Subsidiary, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

          4.21 Indemnification Obligations.  Microgy has no knowledge of any
               ---------------------------
action, proceeding or other event pending or threatened against any officer or director of Microgy or any Microgy Subsidiary which would give rise to any indemnification obligation of Microgy or any Microgy Subsidiary or its officers and directors under its articles of association, rules of procedure of the board of directors or any agreement with any of its officers or directors.

          4.22 Misstatements or Omissions.  No representations or warranties by
               --------------------------
Microgy in any of the Transaction Documents or any materials describing Microgy or, the Microgy Subsidiaries, the business thereof or the Principal Microgy Shareholders furnished by such Persons to EPC for use in connection with the Additional Share Exchange contain or will contain, any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading provided; however, that as to financial projections and other forward-looking statements, it is represented only that the same were prepared in good faith and on a reasonable basis and since the date of preparation thereof nothing has come to the attention of Microgy or the Indemnifying Principal Microgy Shareholders to cause any of them to believe that there has been any change in the facts and assumptions upon which such information was based. Microgy has disclosed to EPC all material events, conditions and facts affecting the Microgy Exchange Shares, the assets, the earnings and the condition (financial or otherwise) of Microgy and the Microgy Subsidiaries.

          4.23 Investment.  The Principal Microgy Shareholders are acquiring the
               ----------
EPC Exchange Shares for their own account, for investment, and without a view toward the public distribution thereof in violation of the Securities Act. Each owner of Equity Interests in Microgy is a Microgy Shareholder except as set forth in Schedule 4.23 and each Microgy Shareholder is an "accredited investor"
         -------------
within the meaning of Rule 501 under the Securities Act, other than not more than approximately fifteen Additional Microgy Shareholders who shall nonetheless qualify to exchange their Equity Interests in the Additional Share Exchange under Rule 506 of Regulation D under the Securities Act.

                                   ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES
                     OF THE PRINCIPAL MICROGY SHAREHOLDERS
                     -------------------------------------

Each Principal Microgy Shareholder severally hereby represents and warrants to EPC, solely as to itself, that:

          5.1  Title, Authority and Enforcement.  As to the Microgy Exchange
               --------------------------------
Shares and Microgy Derivative Securities set forth opposite such Microgy Shareholders' name on Schedule 2.1, such Principal Microgy Shareholder is the
                      ------------
sole and exclusive record and except for record holders who are fiduciaries, beneficial holder and owner of all such Microgy Exchange Shares and Microgy Derivative Securities, free and clear of all liens, pledges, hypothecations, restrictions or encumbrances, and no other person or entity has any interest whatsoever in any of such Microgy Exchange Shares and Microgy Derivative Securities. Such Principal Microgy Shareholder has the full right, legal capacity and authority to sell and transfer such Microgy Exchange Shares and Microgy Derivative Securities, free and clear of any statutory, contractual or other limitations. Such Principal Microgy Shareholder has the full right, legal capacity and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes, and each other Transaction Documents to be executed by such Principal Microgy Shareholder will constitute, a valid and legally binding obligation of such Principal Microgy Shareholder, enforceable against it in accordance with its terms.

          5.2  Government Filings; No Violations.  There are no filings,
               ---------------------------------
authorizations, consents, approvals or notices required with or by any court, administrative agency, commission, government or regulatory authority, domestic or foreign in connection with the execution and delivery of this Agreement by such Principal Microgy Shareholder and the consummation by such Principal Microgy Shareholder of the Initial Share Exchange and the other transactions contemplated hereby and thereby.

               The execution, delivery and performance of this Agreement by such Principal Microgy Shareholder do not, execution of the other Transaction Documents to be executed by such Principal Microgy Shareholder and the consummation by such Principal Microgy Shareholder of the Initial Share Exchange and the other transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien, on the assets of such Principal Microgy Shareholder (with or without notice, lapse of time or both) pursuant to, any Contract to which such Principal Microgy Shareholder is a party or by which any of his or her assets or properties are bound or affected.

          5.3  Reports.  Such Principal Microgy Shareholder has reviewed the
               -------
Reports.

          5.4  Investment Intent.  Each Principal Microgy Shareholder is
               -----------------
exchanging for the EPC Exchange Shares and EPC Derivative Securities for his or her own account with the present intention of holding the EPC Exchange Shares and EPC Derivative Securities for investment purposes and not with a view to or for sale in connection with any distribution of the EPC Exchange Shares and EPC Derivative Securities in violation of any applicable securities law. Such Principal Microgy Shareholder will refrain from transferring or otherwise disposing of any of the EPC Exchange Shares and EPC Derivative Securities, or any interest therein, in such manner as to cause such Principal Microgy Shareholder to be in violation of the registration requirements of the Securities Act, or applicable state securities of blue sky laws. Such Principal Microgy Shareholder agrees and acknowledges that the EPC Exchange Shares and EPC Derivative Securities will bear appropriate legends indicating that they are not registered under the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom.

          5.5  Accredited Investor.  Such Principal Microgy Shareholder (i) is
               -------------------
an "accredited investor" as such term is defined in the Securities Act, (ii) is a sophisticated investor which is capable of evaluating its investment in the EPC Exchange Shares and EPC Derivative Securities and the risks involved in such investment and (iii) has been provided the opportunity to make appropriate inquiries of members of EPC management with respect to the business of EPC.

          5.6  Tax Advice.  Such Principal Microgy Shareholder has relied on its
               ----------
own tax advice in connection with its decision to enter into this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE 6
                              REPRESENTATIONS AND
                               WARRANTIES OF EPC
                               -----------------

          EPC hereby represents and warrants to Microgy and the Principal Microgy Shareholders as follows:

          6.1  Organization; Capitalization.  EPC is a corporation duly
               ----------------------------
organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to conduct its business as is presently being conducted and to own and lease its properties and assets and to enter into, deliver and carry out its obligations under the Transaction Documents. The authorized capital of EPC consists of 20 million EPC Common Shares of which, as of the date of this Agreement, of which 11,406,783 are issued and outstanding and 1 million shares of preferred stock, none of which are issued and outstanding. Options to purchase 180,000 EPC Common Shares are outstanding.

          6.2  Authorization.  Subject to EPC board approval, EPC had taken all
               -------------
necessary corporate action to authorize the execution and delivery of this Agreement and to authorize the transactions contemplated by the Transaction Documents and to perform its obligations thereunder. This Agreement has been, and upon their execution and delivery, each of the other Transaction Documents to which EPC is a party will have been, duly executed and delivered by EPC. This Agreement is, and upon their execution and delivery each other Transaction Document to which EPC is a party will be, a valid and binding obligation of EPC enforceable against EPC in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

          6.3  Issuance and Ownership of EPC Exchange Shares.  Upon the issuance
               ---------------------------------------------
to the Microgy Shareholders of the EPC Exchange Shares, the Microgy Shareholders will receive good title to such EPC Exchange Shares, free and clear of all Encumbrances (except as created by the Microgy Shareholders). Subject, in the case of the Series B Preferred Stock, to board approval and the filing of the Certificate of Designations, such EPC Exchange Shares have been duly authorized and will be validly issued, fully paid and non-assessable. Subject to board and shareholder approval, the EPC Common Stock issuable upon conversion of the Series B

Preferred Stock has been reserved for issuance and upon issuance in accordance with the forms of the Series B Preferred Stock will be validly issued, fully paid and non-assessable.

          6.4  Certain Consents and Approvals.  Except for certain securities
               ------------------------------
and blue sky filings, and the filing of the Certificate of Designations, no consents, filings, notices, or Permits are required to be given, made or obtained by EPC in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby.

          6.5  No Brokers.  Neither EPC nor any of its Representatives or
               ----------
Affiliates has any written or oral agreement, arrangement or understanding with any Person which will result in the obligation of EPC to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

          6.6  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of EPC, (b) a breach of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, commitment, franchise, Permit, authorization or concession to which EPC is a party, (c) a violation by EPC of any applicable Legal Requirement, or (d) an imposition of any Encumbrance on any of the EPC Exchange Shares.

          6.7  SEC Reports.  Since January 1, 1998, EPC has filed all forms and
               -----------
reports with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have, to the knowledge of EPC complied as of their respective filing dates, or in the case of registration statements, there respective effective dates, in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

          6.8  EPC Financial Statements.  The EPC Financial Statements, are
               ------------------------
contained in the SEC Reports which have heretofore been made available to Microgy. To the knowledge of EPC, the EPC Financial Statements are complete in all material respects, have been prepared in accordance with U.S. GAAP consistently applied and in accordance with the books and record of EPC, accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby and contain and reflect all necessary adjustments for a fair representation of the EPC Financial Statements as of the dates and for the periods covered thereby.

          6.9  Absence of Certain Changes or Events.  Since March 31, 2001,
               ------------------------------------
except as otherwise expressly permitted or contemplated pursuant to this Agreement or reflected in the SEC Reports, there has not been any:

          (a) failure to operate its business in the ordinary course and consistent with past practices and to preserve its business intact;

          (b) except as reflected in the Financial Statements, material change in accounting methods or practices by EPC affecting its assets, earnings, reserves, working capital, prospects, liabilities or business;

          (c) except as reflected in the Financial Statements, negative revaluation by EPC of any of its assets or properties, including without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

          (d) material uninsured damage, destruction or loss of or to any of the assets or properties of EPC;

          (e) liabilities incurred by EPC not in the ordinary course of business and consistent with past practices or any increase or change by EPC in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; or

          6.10 Litigation.  Except as set forth on Schedule 6.10, there is no
               ----------                          -------------
material Action pending or, to the best knowledge of EPC, threatened or anticipated against (i) EPC or (ii) the transactions contemplated by the Transaction Documents.

                                   ARTICLE 7

      CONDITIONS TO THE OBLIGATIONS OF THE PRINCIPAL MICROGY SHAREHOLDERS
      -------------------------------------------------------------------

          The obligations of the Principal Microgy Shareholders to transfer to EPC, on the Closing Date, the Microgy Exchange Shares and their Microgy Derivative Securities are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of EPC contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and EPC shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Microgy a certificate, signed by the Chairman or the President of EPC, to the foregoing effect.

          7.2  EPC Permits and Consents.  All Permits, consents of EPC
               ------------------------
Consenting Parties and notices or filings necessary or required to be obtained by EPC to effect the transactions contemplated by the Transaction Documents shall have been made or obtained.

          7.3  No Governmental Proceeding or Litigation.  No Action shall have
               ----------------------------------------
been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

          7.4  Compliance with Legal Requirements.  The consummation of the
               ----------------------------------
transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject EPC, Microgy or any Microgy Subsidiary to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

          7.5 Certificates and Corporate Documents. EPC shall have delivered to Microgy and/or the Principal Microgy Shareholders, as the case may be:

          (a) a certificate of the Secretary of EPC dated the Closing Date, certifying that the conditions specified in this Article 7 have been fully satisfied;

          (b) copies of resolutions, certified by the appropriate officers, duly adopted by the Board of Directors of EPC, authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of all transactions contemplated by the Transaction Documents;

          (c) a certificate as to the good standing (or other certificates relating to the right to do business) of EPC in Delaware and such jurisdictions in which EPC is required to be qualified to do business;

          (d)  the EPC Exchange Shares and EPC Derivative Securities;

          (e) certificate of incorporation and Bylaws of EPC, certified to be true and complete as of the Closing Date by is corporate secretary;

          (f) a certificate of incumbency with respect to each officer of EPC who has executed any of the Transaction Documents on behalf of EPC; and

          (g)  an opinion of counsel to EPC in the form of Exhibit E hereto.

          7.6  Certificate of Designation.  EPC shall have filed the Certificate
               --------------------------
of Designations with the Delaware Secretary of State.

          7.7  Registration Rights Agreement. EPC shall have executed and
               -----------------------------
delivered the Registration Rights Agreement.

          7.8  Stockholder's Agreement. EPC shall have executed and delivered
               -----------------------
the Stockholder's Agreement.

                                   ARTICLE 8

                     CONDITIONS TO THE OBLIGATIONS OF EPC
                     ------------------------------------

          The obligations of EPC to issue the EPC Exchange Shares and EPC Derivative Securities to the Principal Microgy Shareholders on the Closing Date are subject, in the sole and absolute discretion of EPC, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

          8.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Microgy and the Principal Microgy Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Microgy and the Principal Microgy Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to EPC a certificate, signed by the President of Microgy, to the foregoing effect.

          8.2  Microgy Permits and Consents.  All Permits, consents of Microgy
               ----------------------------
Consenting Parties and notices or filings necessary or required to be obtained by Microgy, any Microgy Subsidiary or any Principal Microgy Shareholder to effect the transactions contemplated by the Transaction Documents shall have been made or obtained.

          8.3  No Governmental Proceeding or Litigation.  No Action shall have
               ----------------------------------------
been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

          8.4  Compliance with Legal Requirements.  The consummation of the
               ----------------------------------
transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject EPC, Microgy or any Microgy Subsidiary to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

          8.5  Certificates and Corporate Documents.  Microgy and the Principal
               ------------------------------------
Microgy Shareholders shall have delivered to EPC such documents and certificates of Microgy and their officers to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by EPC, including without limitation:

          (a) a certificate of the Secretary of Microgy dated the Closing Date, certifying that the conditions specified in this Article 8 have been fully satisfied;

          (b) copies of resolutions, certified by the appropriate officers, duly adopted by the Board of Directors of Microgy, authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of all transactions contemplated by the Transaction Documents;

          (c) certificates as to the good standing (or other certificates relating to the right to do business) of Microgy and each Microgy Subsidiary, from each jurisdiction in which such company is required to be qualified to do business;

          (d) such instruments of conveyance of the Microgy Exchange Shares reasonably requested by EPC in order to effect the transfer to EPC of the Microgy Exchange Shares;

          (e) certificate of incorporation and Bylaws of Microgy and each Microgy Subsidiary, certified to be true and complete as of the Closing Date by their corporate secretaries;

          (f) a certificate of incumbency with respect to each officer of Microgy who has executed any of the Transaction Documents on behalf of such Person;

          (g) an opinion of counsel from counsel to Microgy addressed to EPC in the form of Exhibit F hereto;

          (h) an investor questionnaire executed by each Microgy Shareholder in form and substance satisfactory to EPC evidencing that each Microgy Shareholder is an "accredited investor" under Regulation D under the Securities Act;

          (i) recognition agreements from each licensor of Microgy Intellectual Property whereby such licensors acknowledge that the respective licenses are valid, in good standing and full force and effect and will continue to be so following the acquisition by EPC of the Microgy Exchange Shares; and

          (j) such other documents relating to the transactions contemplated by the Transaction Documents as EPC reasonably requests.

          8.6  Due Diligence.  EPC shall have obtained from Microgy copies of
               -------------
any and all corporate documents, audit reports, financial statements, Permits, technical information, applications for Permits, contracts and all other information or documents requested by EPC, and EPC's due diligence investigation of Microgy and its business, finances, technology, Microgy Intellectual Property, assets, prospects and requirements and the results of such due diligence investigation shall have been satisfactory to EPC in its sole discretion.

          8.7  Board Approval.  EPC's Board of Directors shall have approved the
               --------------
Transaction Documents and the consummation of the transactions contemplated thereby.

          8.8  Registration Rights Agreement.  Each of the Principal Microgy
               -----------------------------
Shareholders shall have executed and delivered the Registration Agreement.

          8.9  Stockholder's Agreement; Existing Microgy Shareholders
               ------------------------------------------------------
Agreements. Each of the Principal Microgy Shareholders shall have entered into
----------
the Stockholder's Agreement. Any existing shareholder, voting or corporate governance-related agreements between Microgy and any Microgy Shareholders shall have been terminated as of the Closing Date. In particular, Messrs. Kast and Brant shall have relinquished, in writing, their right to designate two directors to the Microgy Board of Directors under a stock purchase agreement between Kast and Microgy and Mr. Kast shall have acknowledged that such agreement does not require Microgy's office to be located in any particular location.

          8.10 Resignations.  Microgy's Directors shall have resigned seriatum
               ------------
effective as of the Closing.

          8.11 Microgy Description.  Microgy shall have delivered materials
               -------------------
describing Microgy for inclusion of disclosure materials to be delivered in connection with the Additional Share Exchange which comply with the requirements for delivery to non-accredited investors of a business being acquired in a Regulation D offering.

          8.12 Contract Right Terminated.  The contract right granted to
               -------------------------
Wisconsin Electric Power Company ("WEPCO") to acquire an Equity Interest in Microgy referred to on Schedule 4.5 shall have been terminated by WEPCO with no
                       ------------
liability to Microgy or shall have expired in accordance with its terms.

                                   ARTICLE 9

                                   COVENANTS
                                   ---------


          9.1  Interim Operations of Microgy.
               ------------------------------

          Microgy covenants and agrees that after the date hereof and prior to the Closing Date (except as otherwise expressly contemplated by this Agreement or as set forth in Microgy Disclosure Schedules), without the prior written consent of EPC:

          (a) The business of Microgy and the Microgy Subsidiaries will be conducted only in the ordinary and usual course in material compliance with applicable laws, regulations, and contractual obligations;

          (b) No change will be made in the certificate of incorporation or the bylaws of Microgy or any Microgy Subsidiary;

          (c) No change will be made in the authorized, issued or outstanding capital stock of Microgy or any Microgy Subsidiary, no additional shares of such capital stock will be issued and no subscriptions, options, warrants or other convertible securities, commitments or agreements relating to the authorized, issued or outstanding capital stock of Microgy or any Microgy Subsidiary will be issued, granted, created, modified or entered into, excluding exercise of previously-granted options and warrants in accordance with their terms as contemplated in this Agreement, and the term of currently outstanding options or warrants shall not be extended nor the exercise price thereof reduced;

          (d) No dividend or other distribution or payment will be declared, set aside, paid or made in respect of shares of the capital stock or options or warrants of Microgy, nor will Microgy, directly or indirectly, repurchase, retire, redeem or otherwise acquire capital stock, warrants or options of Microgy or otherwise distribute any profits of Microgy;

          (e) Neither Microgy nor any Microgy Subsidiary will merge, amalgamate or consolidate with any corporation or acquire all or substantially all of the business or assets of any other Person, business organization, entity or enterprise, or acquire ownership or control of any capital stock, bonds, or other securities of, or any property interest in, any business organization, entity or enterprise or acquire control of the management or policies thereof.

          (f) Except as set forth on Microgy Disclosure Schedules hereto, neither Microgy nor any Microgy Subsidiary will:

               (i) enter into, create or assume (or in the case of clause (C) permit to exist): (A) any obligation or obligations for borrowed money or the deferred purchase price of any property (including under leases required to be capitalized under U.S. GAAP); (B) any security agreement, mortgage, deed of trust, pledge, conditional sale or other title retention agreement other than in the ordinary course of business as heretofore conducted; or (C) any Lien upon any of its properties or assets whether now owned or hereafter acquired (other than, with respect to tangible property and assets, in the ordinary course of business as heretofore conducted);

               (ii) assume, guarantee, endorse or otherwise become liable with respect to the obligations of any Person, business organization, entity or enterprise, except for endorsements for collection of negotiable instruments in the ordinary course of business as heretofore conducted;

               (iii) make any loan or advance to, or assume, guarantee, endorse or otherwise become liable with respect to the capital stock or dividends of, any Person, business organization, entity or enterprise except in the ordinary course of business as heretofore conducted;

               (iv) enter into any transaction with, create or assume any obligation or liability to, or repay any obligation or liability to, any shareholder, warrantholder or optionholder of Microgy or any Affiliate, agent or relative of any stockholder, warrantholder or optionholder of Microgy;

               (v) effect any material increase or any other material change in wages, salaries (out of the ordinary course), commissions, compensation, bonuses, incentives, pension or other benefits payable, or create, enter into or announce any new agreement, plan, program, policy or arrangement to pay pensions, retirement allowances or other employee benefits to any director or employee, whether past or present;

               (vi) cancel or compromise any debt or claim, except in the ordinary course of business as heretofore conducted, or waive any rights of substantial value;

               (vii) change any of its banking arrangements without notice thereof to EPC or grant any powers of attorney;

               (viii) make any Tax election or settle or compromise any material Tax liability; or

               (ix) make any capital expenditures, except those made in the ordinary course of business consistent with past practice which do not exceed $10,000 in the aggregate or those specifically set forth on
          Schedule 9.1(f)(ix), other than those made in contemplation of the
                   ----------
          closing with the prior written consent of EPC.

          (g) Other than in the ordinary course of business as heretofore conducted, Microgy and the Microgy Subsidiaries will not sell, lease, abandon, assign, transfer, license or otherwise dispose of or encumber any property, including Intellectual Property or any other intangible assets or any machinery, equipment or other operating property or tangible assets;

          (h) Microgy and the Microgy Subsidiaries will not (i) enter into or assume any contract, agreement or commitment which, by reason of its size, term or other factor, is not in the ordinary course of business as heretofore conducted or (ii) modify or amend any contract, agreement or commitment;

          (i) Microgy and the Microgy Subsidiaries will not take any action, or omit to take any action, which would have, or could reasonably be expected to have, a material adverse effect on Microgy and the Microgy Subsidiaries;

          (j) Microgy and the Microgy Subsidiaries will use commercially reasonable efforts in a manner consistent with past practice to preserve the business organization of Microgy and the Microgy Subsidiaries intact and to keep available the services of the present employees and agents of Microgy and the Microgy Subsidiaries and to preserve the goodwill of customers, suppliers, employees, agents and, others having business relations with Microgy and the Microgy Subsidiaries;

          (k) Microgy and the Microgy Subsidiaries will use its reasonable efforts to maintain all assets owned, leased or regularly used by it in good operating condition and repair, ordinary wear and tear excepted, and will maintain existing insurance coverage on such assets as well as other existing insurance coverage;

          (l) Microgy and the Microgy Subsidiaries will maintain its books, accounts and records in the usual and ordinary manner, on a basis consistent with prior years; and

          (m) Microgy and the Microgy Subsidiaries will pay all registration, maintenance and renewal fees that are due or past due in connection with each item of Company Registered Intellectual Property.

          9.2  No Negotiations.
               ------------------

          Neither Microgy nor the Microgy Shareholders shall encourage, solicit, entertain or enter into any negotiations (provided that discussions with potential sources of financing, which began prior to the date hereof, may continue provided such discussions do not interfere with the obligations of Microgy and the Principal Microgy Shareholders hereunder) or agreement, or make any undertaking or commitment (i) for Microgy or any Microgy Subsidiary to merge or consolidate with, or acquire substantially all of the property and assets of, any other corporation or person, (ii) for Microgy or any Microgy Subsidiary to sell, lease or exchange all or substantially all of their respective properties and assets to any other corporation or person or (iii) otherwise to cause any Microgy Exchange Shares or the ownership or control of Microgy or any of the Microgy Subsidiaries to be transferred to any party other than EPC except a transfer made be made to a Person who is an "Accredited Investor" (as defined in
Section 5.5), and assumes, in a writing acceptable to EPC, the transferor's obligations hereunder to the extent of the Microgy securities transferred; provided that such transfer does not adversely effect the contemplated tax-free
-------- ----
nature of the Exchanges. Microgy shall cause all of its Affiliates and Representatives to comply with this Section 9.2.


          9.3  Access.
               ------

          Upon reasonable notice, and except as may otherwise be required by applicable law, Microgy shall afford to EPC and its authorized agents and attorneys reasonable access during normal business hours to the offices, properties, contracts and financial records of Microgy and the Microgy Subsidiaries, in order that EPC may have full opportunity to make such investigations as it desires of the affairs of Microgy and the Microgy Subsidiaries, and shall furnish EPC such additional data and information as EPC may from time to time reasonably request; provided, that the foregoing shall not require Microgy to permit any inspection, or to disclose any information, that
(a) in the reasonable judgment of Microgy would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if Microgy shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (b) would violate any attorney-client privilege of Microgy. All requests for information made pursuant to this Section 9.3 shall be directed to such Person as may be designated by Microgy.

          9.4  Conditions.  EPC, on the one hand, and Microgy and the Microgy
               ----------
Shareholders on the other hand, shall use best efforts to cause the conditions to the obligations of the other set forth in Article 7 or Article 8, as the case may be, to be satisfied and to consummate the transactions contemplated herein on the Closing Date.

          9.5  Covenant Not to Compete.
               -----------------------

          (a) From the Closing Date until the later of (i) two years after the Closing Date or (ii) six (6) months after the date of termination of their respective ownership of the EPC Exchange Shares (the "Restriction Period"), the Indemnifying Principal Microgy Shareholders and Daniel J. Eastman and Steven J. Brunner severally covenant and agree with EPC that they will not, render any services to any Person which competes, either directly or indirectly, with EPC or Microgy in the business of providing services, technology, research or development relating to the production of energy through anaerobic digestion or any other technology currently utilized or being developed by Microgy and listed in Schedule 4.15; provided however, in the case of George A. Kast, a competitive
   -------------  -------- -------
business shall be one which is engaged in exploiting anaerobic digestion technology. During the Restriction Period, except on behalf of Microgy, each Indemnifying Principal Microgy Shareholder and Daniel J. Eastman and Steven J. Brunner (excluding George A. Kast to the extent he is in compliance with the previous sentence) agrees that he shall not make any contracts with or otherwise deal with any persons, whether natural or corporeal, who have been introduced to such Indemnifying Principal Microgy Shareholder, or Daniel J. Eastman or Steven
J. Brunner by Microgy or as a result of such Person's activities on behalf of or involving Microgy.

          (b) Microgy and the Principal Microgy Shareholders shall utilize commercially reasonable efforts to cause each Person employed by Microgy in a business or technical capacity or as a consultant to execute a nondisclosure and non-competition agreement, in the form attached hereto as Exhibit G prior to the Closing Date. Following the Closing the Principal Microgy Shareholders will fully comply with any non-disclosure and non-competition agreements with Microgy.

          (c) Each Principal Microgy Shareholder agrees to hold inviolate, keep secret, take all reasonable precautions to safeguard and prevent unauthorized disclosure of all non-public documents, materials, knowledge, or other confidential or proprietary business, technical or other information of any nature whatsoever disclosed to or developed by him or to which he had access as a result of ownership of Microgy Exchange Shares and/or employment by Microgy (hereinafter referred to as "Confidential Information"). The Confidential Information shall include all information, models, technical reports, computer programs, trade and business secrets, methods, apparatus, techniques, specifications, materials, product specifications, system specifications, drawings, manuals, business plans, offering documents, marketing plans, financial information, licensor or vendor information, intellectual property, enhancements, modifications, options and all other information owned or controlled by Microgy, supplied to or obtained by such Principal Microgy Shareholders, whether in writing, orally, electronically, by observations, or by any other media and whether or not marked as confidential and whether or not patentable or susceptible to any other form of legal protection, belonging to or in the possession of Microgy, any of its affiliate(s) or any third party to which Microgy and/or any of its affiliate(s), directly or indirectly, has/have an obligation of confidentiality, that (i) may have been, or may hereafter be, transferred, transmitted or otherwise disclosed to such Principal Microgy Shareholder, whether verbally, visually or in writing, or (ii) Recipient otherwise acquires from Microgy or from any entity directly or indirectly affiliated with, or contractually or otherwise related to, Microgy; provided however, that Confidential Information shall not include (x) information which becomes generally available to the public other than as a result of a disclosure by a Principal Microgy Shareholder; (y) was legally available to such Principal Microgy Shareholder prior to its disclosure by Microgy or EPC or (z) becomes legally available to such Principal Microgy Shareholder on a nonconfidential basis from a source other than Microgy or EPC so long as such source was not known to such Principal Microgy Shareholder to be bound by a confidentiality agreement with Microgy or EPC or otherwise prohibited from transmitting the information by contractual, legal or fiduciary obligation. Such Principal Microgy Shareholder agrees that the Confidential Information is to be considered a trade secret and confidential and proprietary to Microgy. Recipient shall hold the same in confidence and shall not use or otherwise commercially exploit the Confidential Information for any purpose other than the business of Microgy, Such Principal Microgy Shareholder will not disclose, publish or otherwise reveal any of the Confidential Information received from Microgy to any unaffiliated third party except in connection with the business of Microgy. Each Principal Microgy Shareholder agrees that, after the Closing, such Confidential Information shall remain the sole and absolute property of Microgy and/or EPC, as the case may be.

          (d) From the Closing Date until the later of (i) two (2) years after the Closing Date or (ii) six (6) months after the termination of their respective ownership of the EPC Exchange Shares, the Principal Microgy Shareholders severally covenant and agree with EPC that they will not, either directly or indirectly, (A) hire, solicit or encourage any employee to leave the employment of EPC, Microgy or any Microgy Subsidiary, (B) hire any such employee who has left the employment of EPC, Microgy or any Microgy Subsidiary within one year, (C) (except for George A. Kast to the extent he is in compliance with the first sentence of Section 9.5(a)) induce or attempt to induce any customer, client, supplier, licensor, licensee or other business relation of EPC, Microgy or any Microgy Subsidiary to enter into a business relationship with such Principal Microgy Shareholder or any Affiliate thereof.

          (e) The Principal Microgy Shareholders severally acknowledge and agree that they will receive a direct, material and substantial benefit from the consummation of the transactions contemplated by this Agreement and that such direct, material and substantial benefit is good and sufficient consideration to them for the performance of their respective obligations under this Section 9.5.

          (f) The Principal Microgy Shareholders severally recognize and acknowledge that Section 9.5 hereof together with their performance thereunder is necessary in order to protect and maintain the proprietary interests and other legitimate business interests of EPC and to afford EPC the benefit of its bargain under this Agreement and that Section 9.5 hereof is reasonable in all respects.

          (g)  The parties hereto agree that the obligations contained in this
Section 9.5 are of a special and unique character which gives them a peculiar value, and that EPC may not be reasonably or adequately compensated in damages in an action at law in the event that any Microgy Shareholder breaches such obligations. The Principal Microgy Shareholders, therefore, expressly agree that EPC shall be entitled to preliminary and permanent injunctive and other equitable relief to prevent a breach of said obligations, in addition to any other rights and remedies that EPC may have.

          9.6  Board of Directors. Within 30 days after Closing, the Board of
               ------------------
Directors of EPC shall be enlarged from five (5) directors to eight (8) directors and designees (reasonably acceptable to EPC) of a majority of the Principal Microgy Shareholders (by EPC voting power) shall be appointed to fill the three (3) vacancies.

          9.7  Additional Share Exchange. EPC shall conduct the Additional Share
               -------------------------
Exchange, using the Exchange Ratio or the Adjusted Exchange Ratio, if applicable. The Additional Share Exchange shall also involve an offer to exchange EPC Derivative Securities for any Microgy Derivative Securities held by the Additional Microgy Shareholders. Notwithstanding the foregoing, in the case of any Microgy option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("qualified stock option"), the option price, the number of shares purchasable pursuant to any EPC option issued in exchange therefor and the terms and conditions of exercise of such EPC option shall be determined in order to comply with Section 424(a) of the Code. The Additional Share Exchange shall commence as soon as practicable after Closing (but in any event EPC shall use its best efforts to cause the same to occur within 60 days after Closing), and EPC shall keep the Additional Share Exchange open for at least 20 business days from the commencement thereof. The Principal Microgy Shareholders shall use their reasonable best efforts to assist EPC with the Additional Share Exchange and to encourage the Additional Microgy Shareholders to accept such exchange offer.

          9.8  Stockholders' Meeting.  EPC shall use its best efforts to cause a
               ---------------------
preliminary proxy statement relating to the meeting of stockholders contemplated by Section III of the Stockholder's Agreement to be filed within 60 days after Closing.

                                  ARTICLE 10

                                INDEMNIFICATION
                                ---------------

          10.1  Survival of Representations, etc.  All statements contained in
                --------------------------------
the schedules hereto or in any certificate or instrument of conveyance delivered by or on behalf of the respective parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the applicable parties hereunder. The representations and warranties of the parties contained herein or in any instrument delivered pursuant to this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date for a period of eighteen months, other than those representations and warranties set forth in Sections 4.12, 4.13, 4.14, 4.19 and Article 5, which shall survive the Closing Date for the period of any applicable statute of limitations (after giving effect to any extensions or waivers thereof). Anything to the contrary contained in this Agreement notwithstanding, the termination or expiration of any representation or warranty or indemnification obligation under this Article 10 shall not affect any claims made in writing by any Indemnified Party hereunder prior to such expiration or termination. All covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

          10.2  Indemnification.
                ---------------
          (a) In addition to any other right or remedy available to EPC at law or in equity and subject to Section 10.2(d) hereof, the Indemnifying Principal Microgy Shareholders (and, in the event the Closing is not consummated, Microgy) shall jointly and severally indemnify EPC and its Affiliates, Representatives and successors and permitted assigns (collectively, the "EPC Indemnitees") against, and hold each EPC Indemnitee harmless from, any demand, damage, claim, action, cause of action, fine, liability, Tax, interest, penalties and attorneys' fees and expenses and other loss or expense (collectively, "Damages") imposed upon, suffered by or incurred by an Indemnified Party arising out of or resulting from (i) any inaccuracy, misrepresentation or breach of any representations or warranties contained in Article 4 hereof (but not including Article 5, which are covered under Section 10.2(b) below) or any of the Transaction Documents, (ii) the nonfulfillment of any covenant or agreement of Microgy or the Indemnifying Principal Microgy Shareholders contained in any of the Transaction Documents or (iii) any tax or other obligation of Microgy or any Microgy Subsidiary.

          (b) Each Principal Microgy Shareholder severally agrees to indemnify in full the EPC Indemnitees and hold them harmless against any Damages which any of the EPC Indemnitees may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any representation and warranty of such Principal Microgy Shareholder contained in Article 5 or in any Transaction Document delivered pursuant to Article 5 or (ii) any breach of, or failure to perform, any agreement of such Principal Microgy Shareholder contained in this Agreement or any of the Transaction Documents.

          (c) In addition to any other right or remedy available to Microgy at law or in equity, EPC shall indemnify Microgy, its Affiliates and Representatives, the Principal Microgy Shareholders and their respective successors and permitted assigns (collectively, the "Microgy Indemnitees") against, and hold each Microgy Indemnitee harmless from any Damages arising out of or resulting from (i) any inaccuracy, misrepresentation or breach of any representations or warranties of EPC contained in any of the Transaction Documents or (ii) the nonfulfillment of any covenant or agreement of EPC contained in any of the Transaction Documents, including any Damages arising out of transactions entered into or events occurring prior to the Closing.

          (d) None of the EPC Indemnitees shall be entitled to indemnification for Damages incurred unless the cumulative aggregate amount of Damages incurred by the EPC Indemnitees under this Agreement exceeds $100,000 (the "Basket Amount"); provided, however, that in the event that the cumulative
                       --------  -------
     aggregate amount of all Damages incurred by the EPC Indemnitees exceeds the Basket Amount, the indemnitors under Sections 10.2(a) and 10.2(b) shall be required to indemnify the EPC Indemnitees for all Damages for which such indemnitors have an indemnity obligation as provided in Section 10.2(a) and 10.2(b) hereof, including all amounts up to the Basket Amount (without giving effect for purposes of measuring the amount of any Damage to any materiality limitations included in any representation, warranty or covenant) and further provided, that this subsection 10.2(d) shall not
                   ------- ---------
     apply to any indemnification pursuant to Section 10.2(b).

          The term "Damages" as used in this Section 10.2 is not limited to matters asserted by any Persons against the EPC Indemnitees or Microgy Indemnitees, but includes Damages incurred or sustained thereby in the absence of claims by other Persons.

          10.3  Indemnification Procedures.
                --------------------------

          (a)   Notice of Claim.  Any Person making a claim for indemnification
                ---------------
pursuant to Section 10.2 (an "Indemnified Party") must give any party hereto from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim or potential claim (a "Proceeding") against or involving the Indemnified Party by any government entity or other Person or otherwise discovers or becomes aware of the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to
                                               --------
notify or delay in notifying an Indemnifying Party will not relieve any Indemnifying Party of its obligations pursuant to Section 10.2, except to the extent the Indemnifying Party has been materially prejudiced thereby.

          (b)   Control of Defense. With respect to the defense of any
                ------------------
Proceeding against or involving an Indemnified Party in which a governmental entity or other Person in question seeks only the recovery of a sum of money for which indemnification is provided, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided that before the Indemnifying Party assumes control
                    --------
of such defense it must first:

                (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Damages relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                (ii) furnish the Indemnified Party with reasonable assurance that the Indemnifying Party has the financial capacity to defend such Proceeding and to satisfy any such liability.

          (c)   Control of Defense: Exceptions, etc.  The Indemnified Party will
                -----------------------------------
be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying
                                                --------
Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense pursuant to Section 10.3(b)). The Indemnifying Party
                                    ---------------
will not be entitled to assume control of the defense of such claim, and will pay the fees and expenses of legal counsel retained by the Indemnified Party, if:

                (iii) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects,

                (iv) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding, or

                (v) the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such Proceeding or ceasing to defend such Proceeding.

          10.4  No Right of Contribution. After the Closing, once EPC acquires
                ------------------------
the Microgy Exchange Shares, Microgy shall not have or retain any liability to indemnify the Principal Microgy Shareholders on account of a misrepresentation or the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of Microgy; and the Principal Microgy Shareholders shall have no right to seek contribution against Microgy for their indemnification obligations hereunder.

                                  ARTICLE 11

                                 MISCELLANEOUS
                                 -------------
          11.1  Termination. This Agreement may be terminated at any time prior
                -----------
to the Closing:

          (a)  by written agreement of EPC and Microgy;

          (b) by EPC, if Microgy or any Principal Microgy Shareholder is in material breach of any of its obligations pursuant to the Transaction Documents (which material breach is not remedied within fifteen days after written notice thereof by EPC to Microgy) or if any representation or warranty of Microgy or the Principal Microgy Shareholders contained therein is demonstrably false or misleading in a material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of EPC set forth in any Transaction Document) or if EPC determines that the results of its due diligence investigation contemplated by Section 8.6 are unsatisfactory; or

          (c) by Microgy, if EPC is in material breach of its ob|ligations pursuant to the Transaction Documents (which material breach is not remedied within fifteen days after written notice thereof by Microgy to
     EPC) or if any representation or warranty of EPC contained therein is demonstrably false or misleading in a material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of Microgy or the Principal Microgy Shareholders set forth in this Agreement or in any of the other Transaction Documents).

          Any termination of this Agreement pursuant to clause (b) or (c) will be effected by written notice from the terminating party or parties to the other parties. Any termination of this Agreement pursuant to clause (b) or (c) will not terminate the liability of any party hereto for any willful failure to have performed any of its obligations hereunder or for any knowing misrepresentation made thereby as to any matter set forth in this Agreement or any other Transaction Document which exists at the time of such termination.

          11.2  Assignment. Neither this Agreement nor any of the rights or
                ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

          11.3  Notices. Unless otherwise provided herein, any notice, request,
                -------
instruction or other document to be given hereunder by any party to any other party or parties shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows:

          If to Microgy:     Microgy Cogeneration Systems, Inc.
                             1767 A Denver West Boulevard, Suite 15
                             Golden CO  80401
                             Attn: James W. Muzzy, C.O.O.
                             Telephone: (303) 384-9402
                             Facsimile: (303) 384-9403

          With a copy to:   D. Elizabeth Wills, Esq.

                                   Rothgerber Johnson & Lyons LLP
                                   1200 17th Street, Suite 3000
                                   Denver, CO  80202
                                   Telephone: (303) 628-9585
                                   Facsimile: (303) 623-9222


          If to Principal Microgy
          Shareholders:            at such Person's address set forth on
                                   Schedule 2.1

          With a copy to,          D. Elizabeth Wills, Esq.
          in the case of Messrs    Rothgerber Johnson & Lyons LLP
          Eastman, Brunner,        1200 17/th/ Street, Suite 3000
          Kast and Brant:          Denver, CO 80202
                                   Telephone: (303) 628-9585
                                   Facsimile: (303) 623-9222

          With a copy to,          David N. Feldman, Esq.
          in the case of all       Feldman & Associates
          other Principal          Counselors at Law, P.C.
          Microgy Share-           36 West 44th Street, Suite 201
          holders:                 New York, NY  10036
                                   Facsimile: (212) 869-7000
                                   Facsimile: (212) 997-4242

          If to EPC:               Environmental Power Corporation
                                   500 Market Street, Suite 1E
                                   Portsmouth, New Hampshire 03801
                                   Attention: Joseph E. Cresci, Chairman and CEO
                                   Telephone: (603) 431-1780
                                   Facsimile: (603) 431-2650

          With a copy to:          Dorsey & Whitney LLP
                                   250 Park Avenue
                                   New York, N.Y. 10177
                                   Attention: Steven I. Himelstein
                                   Telephone: (212) 415-9260
                                   Facsimile: (212) 953-7201

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 11.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.3, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 11.3, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 11.3).

          11.4  Choice of Law. This Agreement shall be construed and interpreted
                -------------
and the rights of the parties hereto shall be determined in accordance with the laws of New York, without giving effect to any choice of law or conflict provision or rule (whether of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than New York to be applied. In furtherance of the foregoing, the internal law of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Unless otherwise expressly agreed, venue in the State of New York shall not be proper.

          11.5  Entire Agreement, Amendments and Waivers. This Agreement,
                ----------------------------------------
together with all exhibits and schedules hereto (which form a part of this Agreement and are incorporated into this Agreement for all purposes), constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties against which such amendment, supplement, modification or waiver is sought to be enforced. No waiver of any of the provisions of the Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.6  Joinder. Any Additional Microgy Shareholder, who is an
                -------
"accredited investor" as defined in Section 4.23, may become a Principal Microgy Shareholder and a party to this Agreement by executing an agreement, in form and substance satisfactory to EPC and its counsel, and which is executed by EPC, pursuant to which it becomes a party. In such event this Agreement will be deemed amended to the extent of adding such person as a party and adjusting the necessary share and exchange numbers herein. Such joinder shall not require the consent of Microgy or the other Principal Microgy Shareholders.

          11.7  Invalidity. In the event that any one or more of the provisions
                ----------
contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.8  Headings. The headings of the Articles and Sections herein are
                --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          11.9  Singulars and Plurals. All references to the plural herein shall
                ---------------------
also mean the singular and to the singular shall also mean the plural, in each case, as applicable.

          11.10  Expenses. Each of the parties hereto shall pay their own
                 --------
expenses in connection with this Agreement and the transactions contemplated hereby.

          11.11  Publicity. Unless advised by counsel that it is necessary to do
                 ---------
so by reason of applicable law or legal process, prior to the Closing Date no party hereto shall issue any press release or make any public statement regarding the Transaction Documents or the transactions contemplated thereby without the prior written approval of the other party (which approval may not be unreasonably withheld or delayed). If prior to the Closing Date any party hereto is advised by counsel that it is necessary by law or legal process to make any public statement regarding the Transaction Documents or the transactions contemplated thereby, such party must first provide to the other parties the content of the proposed public statement, evidence of such advice of counsel, and the time and place that the public statement will be made, in each case to the extent advised by counsel that it is permitted by law or legal process and to the extent reasonably practicable.

          11.12  Remedies. No failure to exercise, and no delay in exercising,
                 --------
any right, remedy, power or privilege under this Agreement by any party hereto will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

          11.13  Enforcement of Agreement. Microgy and the Principal Microgy
                 ------------------------
Shareholders acknowledge and agree that EPC would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Microgy and the Principal Microgy Shareholders could not be adequately compensated by monetary damages. Accordingly, Microgy and the Principal Microgy Shareholders agree that, in addition to any other right or remedy to which EPC may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking.

          11.14  Confidential Information. The parties hereto acknowledge that
                 ------------------------
the transactions contemplated by the Transaction Documents are of a confidential nature. Each party hereto further acknowledges that, in connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, it will have access to confidential information relating to the other parties. The Parties hereto agree that they will treat as confidential, will not duplicate (except to their respective Representatives in connection with the transactions contemplated by the Transaction Documents) or use, and will maintain the confidentiality of (and will use their respective best efforts to cause and be responsible for the Representatives of such party to maintain the confidentiality of), any written, oral, or other information obtained from the other parties in connection with the Transaction Documents or the transactions contemplated thereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or
(c) the furnishing or use of such information is required by applicable law or legal process. In the event of the termination of this Agreement for any reason whatsoever, each party hereto shall destroy or return to the other such other party's documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated by the Transaction Documents and will keep confidential (and will so instruct and be responsible for its Representatives and others who have had access to confidential information) and will not use any such information, unless such information is now, or is hereafter, disclosed through no act or omission of such party, in any manner making it available to the general public. The parties acknowledge that the United States securities laws prohibit any person who has material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of a company (e.g. EPC) that may be a party to a transaction of a type contemplated by this Agreement or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          11.15  Financing. The parties acknowledge that, in contemplation of
                 ---------
the Closing hereunder and future business plans, during the period from the date of this Agreement until the Closing Date. EPC may investigate or seek to implement certain financing options, which may include generation of internal cash, utilization of internal credit options and/or debt or equity financings.

          11.16  Further Assurances. On and after the Closing Date, each party
                 ------------------
will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

          11.17  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

               THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY
                      LEFT BLANK. SIGNATURE PAGES FOLLOW.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                    ENVIRONMENTAL POWER CORPORATION

                                    By:_________________________________
                                      Name:
                                      Title:

                                    MICROGY COGENERATION SYSTEMS, INC.

                                    By:_________________________________
                                      Name:
                                      Title:

                                    ____________________________________
                                      George A. Kast

                                    ____________________________________
                                      Benjamin J. Brant

                                    ____________________________________
                                      Daniel J. Eastman

                                    ____________________________________
                                      Steven J. Brunner

                                    ____________________________________
                                      John P. O'Shea

                                    ____________________________________
                                      Henry S. Krauss

                                           FRANCES LUSKIND AND HENRY KRAUSS,
                                           AS TRUSTEES OF THE TRUST U/W/O JESSIE
                                           DANIELS FBO FRANCES LUSKIND

                                           _____________________________________
                                           Frances Luskind, Trustee

                                           _____________________________________
                                           Henry Krauss, Trustee


                                           SMITHSON VENTURES INC. MONEY
                                           PURCHASE PENSION PLAN
                                           DLJSC-CUSTODIAN FBO
                                           DEBORAH SALERNO TRUSTEE


                                          By: __________________________________
                                              Name:
                                              Title:


                                          AMRO INTERNATIONAL, S.A.


                                          By: __________________________________
                                              Name:
                                              Title:


                                           _____________________________________
                                           Frank Kramer

                                   EXHIBIT A

          As set forth in the recitals to the Share Exchange Agreement, it is believed that the Initial Share Exchange would constitute a tax-free reorganization within the meaning of Section 368(a)(1) of the Code provided the following requirements, all of which are subject to interpretation, are satisfied:

          1. EPC will acquire Microgy stock solely in exchange for EPC voting stock. For purposes of this requirement, Microgy stock redeemed for cash or other property furnished by EPC will be considered as acquired by EPC. Further, no liabilities of Microgy or the Microgy shareholders will be assumed by EPC, nor will any of the Microgy stock be subject to any Liabilities.

          2. Immediately after the Initial Share Exchange, EPC will have "control" of Microgy, as defined by Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 368(c) of the Code provides that the term "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

          3. The fair market value of the EPC stock received by each Microgy shareholder will be approximately equal to the fair market value of the Microgy stock surrendered in the exchange.

          4. At least 50 percent of the value of Microgy shareholders' proprietary interests in Microgy will be preserved as a proprietary interest in EPC received in exchange for Microgy stock. For purposes of this requirement, proprietary interests will not be preserved to the extent that, in connection with the Initial Share Exchange; (i) an extraordinary distribution is made with respect to the stock of Microgy; (ii) a redemption or acquisition of stock of Microgy is made by Microgy or a person related to Microgy; (iii) EPC or a person related to EPC acquires stock of Microgy for consideration other than EPC stock; or (iv) EPC redeems its stock issued in the Initial Share Exchange. For purposes of this paragraph, any reference to EPC or Microgy includes a reference to any successor or predecessor of such corporation, except that Microgy is not treated as a predecessor of EPC and EPC is not treated as a successor of Microgy.

          5. Microgy has no plan or intention to issue additional shares of its stock that would result in EPC losing control of Microgy within the meaning of
Section 368(c) of the Internal Revenue Code.

          6. EPC has no plan or intention to liquidate Microgy; to merge Microgy into another corporation; to cause Microgy to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the Microgy stock acquired in the transaction, except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code.

          7. EPC has no plan or intention to reacquire any of its stock issued in the transaction.

          8. There is no plan or intention on the part of any holder to exercise or convert any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Microgy that, if exercised or converted, would affect EPC's acquisition or retention of control of Microgy, as defined in Section 368(c) of the Internal Revenue Code.

          9. EPC does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Microgy.

          10. Following the transaction, Microgy will continue its historic business or use a significant portion of its historic business assets in a business.

          11. EPC, Microgy, and the shareholders of Microgy will pay their respective expenses, if any, incurred in connection with the transaction.

          12. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

          13. On the date of the transaction, the fair market value of the assets of Microgy will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.